UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2013

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Bank’s 2012 Annual Report on Form 10-K filed on March 14, 2013 ("Form 10-K") the Bank’s Board adopted the 2013 Executive Officer Incentive Compensation Plan ("2013 Plan") and 2013 incentive goals, subject to Federal Housing Finance Agency ("Finance Agency") review and non-objection. Descriptions of the 2013 Plan and 2013 incentive goals as adopted and submitted to the Finance Agency are set forth in "Item 11—Executive Compensation" and Exhibit 10.11 of the Bank’s Form 10-K. On March 29, 2013 the Finance Agency issued its non-objection to the 2013 Plan and 2013 incentive goals each amended as follows: 1) in the 2013 Plan a provision is added requiring the Bank to provide prior notice to the Finance Agency of any Board approved private label mortgage-backed securities risk reduction strategy; 2) the Operational Excellence incentive goal is removed for the NEOs other than the Chief Risk Officer and the fifteen percent goal weighting is reallocated equally among the Serve the Membership and Vitalize Communities’ goals; and 3) for the Chief Risk Officer, the Operational Excellence regulatory matters incentive goal is removed and the fifteen percent goal weighting is reallocated equally among the Build Strength and Flexibility and Serve the Membership goals.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

April 4, 2013	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel and Corporate Secretary